EXHIBIT 99.6


[LOGO OMITTED]                                                News Release
                                                                 NYSE: NOR


Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com


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           NORTHWESTERN'S BOARD OF DIRECTORS DEFERS DIVIDEND DECISION

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SIOUX FALLS, S.D. - Feb. 6, 2003 - NorthWestern Corporation (NYSE:NOR) today announced that its board of directors has deferred a decision on the company's common stock dividend as it continues the process of completing the company's fourth quarter and full-year 2002 results.

     "NorthWestern is clearly focused on reducing debt and improving the company's balance sheet. As such, the board will carefully review the company's financial position in determining future dividend policy," said NorthWestern Chief Executive Officer Gary G. Drook.

     NorthWestern Corporation is based in Sioux Falls, S.D. NorthWestern's primary businesses include NorthWestern Energy, a provider of electricity, natural gas and related services to customers in Montana, South Dakota and Nebraska; Expanets, the largest mid-market provider of networked communications solutions and services in the United States; and Blue Dot, a leading provider of air conditioning, heating, plumbing and related services.

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